                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT


                            CANANDAIGUA BRANDS, INC.


                  $200,000,000 of 8 5/8% Senior Notes due 2006



                                                                   July 28, 1999

J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.
DEUTSCHE BANK SECURITIES INC.
HAMBRECHT & QUIST LLC
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
SCHRODER & CO. INC.
c/o J.P. Morgan Securities Inc.
   60 Wall Street
   New York, New York  10260

Ladies and Gentlemen:

          Canandaigua Brands, Inc., a Delaware corporation (the "Company"), by
                                                                 -------
this agreement (the "Agreement") proposes to issue and sell to the several
                     ---------
underwriters named in Schedule I hereto (collectively, the "Underwriters")
                                                            ------------
$200,000,000 aggregate principal amount of its 8 5/8% Senior Notes due 2006 (the "Notes"). The Notes will initially be unconditionally guaranteed (the
 -----
"Guarantees" and, together with the Notes, the "Securities") by each of Batavia
-----------                                     ----------
Wine Cellars, Inc., Barton Incorporated, Barton Brands, Ltd., Barton Beers, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Distillers Import Corp., Barton Financial Corporation, Stevens Point Beverage Co., Monarch Import Company, Canandaigua Wine Company, Inc., The Viking Distillery, Inc., Canandaigua Europe Limited, Roberts Trading Corp., Canandaigua Limited and Polyphenolics, Inc. (collectively, the "Guarantors" and, together
                                                    ----------
with the Company, the "Issuers").  The Securities are to be issued under an
                       -------
indenture dated February 25, 1999 (the "Base Indenture") as supplemented by the
                                        --------------
second supplemental indenture thereto to be dated August 4, 1999 (the "Second
                                                                       ------
Supplemental Indenture" and, together with the Base Indenture, the "Indenture").
----------------------                                              ---------

          The Issuers have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the
                 ----------
Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration
                                          --------------
statement (file number 333-67037) on Form S-3, relating to certain securities (the "Shelf Securities") to be issued from time to time by the Issuers, as the
      ----------------
case may be. The Issuers have also filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") a
                                                           --------
prospectus supplement specifically relating to the Securities (a "Prospectus
                                                                  ----------
Supplement").  The registration statement as amended to the date of this
----------
Agreement and including any registration statement filed pursuant to Rule 462(B) under the Securities Act (a "Rule 462(B) Registration Statement") is hereinafter
                             ----------------------------------
referred to as the "Registration Statement" and the related prospectus covering
                    ----------------------
the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as
                                   ----------------
supplemented by any applicable Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to
                                ----------
the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "Preliminary Prospectus") previously filed with the Commission
               ----------------------
pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act that were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or
                    ------------
the date of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

          The Issuers hereby agree with the Underwriters as follows:

1. (a) The Issuers hereby agree to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuers, the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto at the applicable purchase price set forth in Schedule II hereto plus accrued interest, if any, from the date specified in Schedule II hereto to the date of payment and delivery.

          (b) The Issuers and each of the Underwriters hereby confirm their engagement of J.P. Morgan Securities Inc. as, and J.P. Morgan Securities Inc. hereby confirms its agreement with the Issuers and each of the other Underwriters, to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to
                                                       ----
the offering and sale of the Securities. J.P. Morgan Securities Inc., solely in its capacity as a qualified independent underwriter and not otherwise, is referred to herein as the "QIU." The yield to maturity at which the Securities
                           ---
will be sold to the public shall be no lower than the minimum yield to maturity recommended by J.P. Morgan Securities Inc. acting as QIU.

2. The Issuers understand that the several Underwriters intend (i) to make a public offering in the United States of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in
Schedule II hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree in writing). The time and date of such payment for the Securities are referred to herein as the "Closing Date." Such payment will be
                                          ------------
made upon delivery to the Underwriters of the Securities registered in such names and in such denominations as the Underwriters shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other than a day
                                    ------------
on which banks are permitted or required to be closed in New York City. The Securities will be delivered through the book-entry facilities of The Depository Trust Company ("DTC"). The Securities will be made available for inspection by
                ---
the Underwriters at the office of Cahill Gordon & Reindel at 80 Pine Street, New York, New York 10005 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4. Each of the Issuers, jointly and severally, represents and warrants to each Underwriter that:

(a) The Registration Statement has (i) been prepared by the Company in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto, as well as copies of the Preliminary Prospectus, have been delivered by the Company to you. "Effective Time" means the date and
                                             --------------
     the time as of which the Registration Statement, or the most recent post-effective amendment thereof, if any, was declared effective by the Commission;

     and "Effective Date" means the date of the Effective Time.  The
          --------------
     Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement.


(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust
                                                                          -----
     Indenture Act"), and do not and will not, as of the applicable Effective
     -------------
     Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading; on the Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters expressly for use therein (the "Underwriters'
                                                                -------------
     Information").
     -----------

(c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


(d) Each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 complied when so filed in all material respects with the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to the Underwriters' Information.

(e)  The Company and each of its consolidated subsidiaries (the "Subsidiaries")
                                                                 ------------
     have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own their properties and conduct their respective businesses as described in the Prospectus, and are duly qualified to transact business as foreign corporations in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses require such qualification, except where the failure to so qualify would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and its Subsidiaries considered as a whole (a "Material Adverse Effect"); the Company had at the dates indicated
               -----------------------
     an authorized capitalization as set forth in the Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims (collectively, "Liens") except for the Liens under the First Amended and
                     -----
     Restated Credit Agreement dated as of November 2, 1998, as amended pursuant to the Second Amended and Restated Credit Agreement, dated as of May 12, 1999, between the Company, the guarantors named therein, the lenders signatory thereto, and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"). Neither the Company nor any of the Guarantors is
           ----------------
     in violation of its respective charter or bylaws and neither the Company nor any of the Guarantors is in default (nor has an event occurred with notice, lapse of time or both that would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company or any Guarantor where such violation or default would have a Material Adverse Effect.

(f) The Issuers have full power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Notes, in the case of the Company, and the Guarantees, in the case of the Guarantors, to be sold by them to the Underwriters as provided herein and therein. The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company or any Guarantor, as the case may be, and the consummation by the Company or any Guarantor, as the case may be, of the transactions contemplated hereby and thereby does not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms of, (A) the Credit Agreement and any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or to which any of them or any of their respective properties is subject, (B) the charter or bylaws of the Company or any Subsidiary, as the case may be, or (C) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except for any conflict, breach, default, lien, charge, security interest or encumbrance that would not have a Material Adverse Effect.

(g) The execution and delivery of the Indenture has been duly authorized by all necessary corporate action of the Issuers and, when the Second Supplemental Indenture has been duly executed and delivered in accordance with their terms by each party thereto, will be a legal, valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee and paid for in accordance with this Agreement, will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate action of each Guarantor and, when executed, issued and delivered by each Guarantor and authenticated by the Trustee and paid for in accordance with this Agreement, will be the legal, valid, binding and enforceable obligations of each Guarantor, entitled to the benefits of the Indenture subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Issuers has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Issuers and is the valid and legally binding agreement of each of the Issuers.

(h) Except as described or referred to in the Prospectus, there is not pending, or to the knowledge of the Issuers threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or might materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not, in the aggregate, result in a Material Adverse Effect.

(i) Arthur Andersen LLP are independent certified public accountants with respect to the Company and its consolidated Subsidiaries and KPMG LLP are independent certified public accountants with respect to certain product lines sold to the Company by Diageo Inc. (the "Diageo Assets"), in each
                                                    -------------
     case, within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its
                                                              -----
     interpretations and rulings thereunder. The historical financial statements of the Company and the Diageo Assets (including the related notes) incorporated by reference in the Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the
                                      ----
     periods covered thereby and fairly present the financial position of the Company at the respective dates indicated and the results of their operations and in the case of the Company, its cash flows for the respective periods indicated. The financial information contained in or incorporated by reference in the Prospectus and relating to the Company is derived from the accounting records of the Company and its Subsidiaries and fairly presents the information purported to be shown thereby. The pro forma financial statements incorporated by reference in the Prospectus have been prepared on a basis consistent with the historical financial statements incorporated by reference in the Prospectus (except for the pro forma adjustments specified therein), include all material adjustments to the historical financial statements required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Registration Statement, the Prospectus or in the documents incorporated therein by reference, are based on assumptions made on a reasonable basis and fairly present such transactions described in the Registration Statement, the Prospectus or in the documents incorporated therein by reference. The other historical financial and statistical information and data included in the Registration Statement, the Prospectus or in the documents incorporated therein by reference fairly presents, in all material respects, the information purported to be shown thereby. The financial information included in the Prospectus under the caption "Summary Pro Forma Financial Data" is based on
                                   --------------------------------
     assumptions made on a reasonable basis and such pro forma financial data is fairly presented in all material respects.


(j) Except as described in or contemplated by the Registration Statement or the Prospectus, subsequent to May 31, 1999, (i) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect; and (ii) there has not been any change in the capital stock (other than as a result of the exercise of the Company's outstanding stock options, purchases under the Company's 1989 Employee Stock Purchase Plan, as amended, any repurchases by the Company under its Stock Repurchase Program or as a result of the conversion of the Company's Class B Common Stock (par value $.01 per share) into Class A Common Stock (par value $.01 per share)) or long-term debt of the Company or any of the Guarantors, or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole.

(k) The Company and each of the Subsidiaries have good and marketable title to all properties and assets, as described in the Prospectus as owned by them free and clear of all liens, encumbrances, claims, security interests or restrictions, except as provided under the Credit Agreement as such as are described in the Prospectus or do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries and would not individually or in the aggregate result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

(l) Each of the Company and the Subsidiaries owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, "Material Licenses"); all of the Material Licenses are valid
                     -----------------
     and in full force and effect, except where the invalidity of such Material License or the failure of such Material License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Material Licenses which would, individually or in the aggregate, have a Material Adverse Effect.

(m) Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, "intellectual
                                                             ------------
     property") necessary to carry on its business as presently operated by it,
     --------
     except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein and which infringement or conflict would have a Material Adverse Effect.

(n) None of the Company or any of its Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(o) None of the Company or any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended.

(p) Except as described in the Prospectus, the Company and its Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its Subsidiaries is the subject of any pending or, to the knowledge of any of the Issuers, threatened foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of its Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of any of the Issuers, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein, "Environmental
                                                                  -------------
     Laws" means any foreign, federal, state or local law or regulation
     ----
     applicable to the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances
                                 -------------------
     that are regulated by or form the basis of liability under any Environmental Laws.

(q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act.

(r) No relationship, direct or indirect, exists between or among the Company and its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described in the Prospectus or incorporated therein by reference as permitted by the Securities Act.

(s) No labor problem exists with the employees of the Company or any of its Subsidiaries or, to the knowledge of the Issuers, is imminent that, in either case, would have a Material Adverse Effect.

(t) Except as disclosed in the Prospectus, all United States federal income tax returns and all foreign tax returns of the Company and its Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All other corporate franchise and income tax returns of the Company and its Subsidiaries required to be filed pursuant to applicable foreign, federal, state or local laws have been filed, except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect.

(u) The Company and each of its Subsidiaries maintain (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Company and each of its Subsidiaries is in compliance with, and each such entity has not received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of its Subsidiaries to comply with any such law, regulation, ordinance or rule would not individually or in the aggregate result in a Material Adverse Effect.

(w) Neither the issuance, sale or delivery of the Securities and the Guarantees nor the application of the proceeds thereof by the Company as set forth in the Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(x) Each of the Company and its Subsidiaries is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means,
                                                               -------
     with respect
     to any such entity on a particular date, that on such date (A) the fair market value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (B) assuming the sale of the Securities as contemplated by this Agreement and as described in the Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (C) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such entity does not have unreasonably small capital.

(y) The Company has reviewed its operations and those of the Subsidiaries to evaluate the extent to which the business or operations of the Company or any of the Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect on the Company and the Subsidiaries or result in any material loss or interference with the Company's business or operations, other than as may be described in the Prospectus. The "Year 2000 Problem" as used herein
                                           -----------------
     means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

(z) Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or any Subsidiary or the Underwriters for a brokerage commission, finders' fee or like payment in connection with the offering and sale of the Securities.

(aa) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied by the Company.

(bb) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          Any certificate signed by an officer of any of the Issuers and delivered to the Underwriters or to counsel for the Underwriters at or prior to the Closing Date pursuant to any section of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by such Issuer, to each Underwriter as to the matters covered thereby.

5. Each of the Issuers covenants and agrees with the several Underwriters as follows:

(a) in respect of the offering of the Securities, the Issuers will (i) prepare a Prospectus Supplement setting forth the aggregate principal amount of each type of Securities covered thereby and their terms not otherwise specified in the Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the aggregate principal amount of Securities that each severally has agreed to purchase, the price at which the Securities are to be purchased by the Underwriters from the Issuers, the initial public offering price, the applicable selling concession and reallowance, if any, and such other information as the Underwriters and the Issuers deem appropriate in connection with the offering of the Securities, (ii) file the Prospectus in a form approved by the Underwriters pursuant to Rule 424 under the Securities Act no later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities and (iii) furnish copies of the Prospectus to the Underwriters and to such dealers as the Underwriters shall specify in New York City as soon as practicable (but in any event in sufficient time as to allow the Underwriters and such dealers to deliver such Prospectus prior to or simultaneously with confirmations of sale) after the date of this Agreement in such quantities as the Underwriters may reasonably request;

(b) to deliver, at the expense of the Issuers, to the Underwriters a total of ten signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (f) below, to each of the Underwriters and to dealers effecting transactions in the Securities as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

(c) to furnish to the Underwriters without charge, as many copies of the exhibits and documents incorporated by reference in the Registration Statement as the Underwriters may reasonably request;

(d) (i) at any time when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, not to file any amendment to the Registration Statement or any Rule 462(B) Registration Statement or to make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters or counsel for the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement, Rule 462(B) Registration Statement, or amendment or supplement to the Prospectus that, in the opinion of counsel for the Underwriters, may be necessary in connection with the distribution of the Securities by the Underwriters, and to use its best efforts to cause the same to become promptly effective and (ii) if applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in content to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(e)  to advise the Underwriters promptly, and to confirm such advice in writing,
     (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Underwriters with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which such statements are made, not misleading, and (vi) of the receipt by any of the Issuers of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its commercially reasonable best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof and, if issued, to use its commercially reasonable best efforts to obtain as soon as possible the withdrawal thereof;

(f) if, during such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances in which such statements are made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable federal and state securities law, to reasonably promptly prepare and furnish, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will comply with applicable federal and state securities law; provided, however, that any amendments or supplements made
                     --------  -------
     more than one year after the first date of the public offering of the Securities shall be made at the expense of the Underwriters;

(g) to use its commercially reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky and real estate syndication laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with such qualification; provided that the Issuers
                                                     --------
     shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction, and provided, further, that all fees and expenses incurred in connection with qualifying the Securities for offer and sale after the first anniversary of the public offering of such Securities shall be paid by the Underwriters;

(h) to make generally available to its security holders and to the Underwriters, as soon as practicable, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company and the Subsidiaries occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(i) for such period as the Securities remain outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities and copies of any reports and financial statements furnished to or filed with the Commission, the NASD or any national securities exchange;

(j) during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sales of the Securities, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act;

(k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Issuers hereunder, including without limiting the generality of the foregoing, all costs and expenses
     (i) incident to the preparation, issuance, execution and delivery of the Securities (including the payment of any stamp tax or duty in connection therewith), (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any Preliminary Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Securities under the applicable securities laws of such jurisdictions as the Underwriters may reasonably designate (including fees of counsel for the Underwriters and its reasonable disbursements in connection therewith), (iv) in connection with the listing or proposed listing of securities on any securities exchange, (v) related to any required filing with, and review by, the NASD, (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and
     (viii) the cost and charges of any transfer agent, registrar, listing agent, paying agent or custodian; notwithstanding any of the foregoing, so long as the Securities are purchased by the Underwriters in accordance with the terms of this Agreement, the Underwriters will pay up to $500,000 of any of the foregoing expenses that are reasonably incurred by the Company;

(l) the Issuers will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus Supplement under the caption "Use of Proceeds";
                                              ---------------
(m) the Issuers will use their best efforts to do and perform all things required to be done and performed under this Agreement by the Issuers prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities;
(n) to take all reasonable action necessary to enable Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P") or
                     -------                                         ---
     their respective successors or assigns, to provide their respective credit ratings of the Securities, as specified in Schedule II hereto.

6. The several obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by each of the Issuers of its respective obligations hereunder and to the following additional conditions:

(a) (i)(A) the Registration Statement (excluding the Rule 462 Registration Statement) shall remain effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof, (B) if the Company has elected to rely on Rule 462(B), the Rule 462 Registration Statement shall have become effective not later than 10:00 P.M., New York City time, on the date hereof, and (C) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; (ii) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(A) hereof; and (iii) all requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

(b) the representations and warranties of each of the Issuers contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Issuers shall have complied with all agreements and all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date;

(c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by any of the Issuers by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436 under the Securities Act;

(d) (i) since the respective dates as of which information is given in the Prospectus and as of the Closing Date, there shall not have been any change in the capital shares or long-term debt of the Company or any of the Subsidiaries and there shall not have occurred any event that would have a Material Adverse Effect or any development involving a prospective Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the Closing Date, on the terms and in the manner contemplated in the Prospectus and (ii) neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

(e) the Underwriters shall have received on and as of the Closing Date, a certificate of an executive officer of the Company with specific knowledge about the Company's financial matters reasonably satisfactory to the Underwriters to the effect set forth in subsections (b) through (d) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section 6;

(f) McDermott Will & Emery, special counsel for the Company, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex I hereto;

(g) Nixon Peabody LLP, counsel for the Issuers, shall have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex II hereto;

(h) each of Piper Marbury and Clifford Chance, local counsel for the Issuers, shall each have furnished to the Underwriters its written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex III hereto;

(i) on the date hereof, and also on the Closing Date, Arthur Andersen LLP and KPMG LLP shall each have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus, including statements with respect to a review in accordance with SAS 71 of any interim financial information contained or incorporated by reference in the Registration Statement and the Prospectus;

(j) the Underwriters shall have received on and as of the Closing Date an opinion addressed to the Underwriters of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Securities, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(k) on or prior to the Closing Date, the Issuers shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request;

(l) at the Closing Date, the Securities shall have the ratings accorded by any "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(G)(2) under the Act as specified in
     Schedule II hereto, and the Company shall have delivered to J.P. Morgan Securities Inc. on behalf of the Underwriters a letter, dated as of such date, from each such rating organization, or other evidence satisfactory J.P. Morgan Securities Inc., confirming that the Securities have such ratings. Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Issuers' securities or any Subsidiary's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's or any Subsidiary's other securities;

(m) on or prior to the Closing Date, the Issuers shall have received a waiver or amendment to the Credit Agreement providing for the issuance of the Securities; and

7. The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter (including, without limitation, J.P. Morgan Securities Inc. acting in its role as QIU), its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriters' Information; provided,
                                                                    --------
however, that the Issuers shall not be liable to any Underwriter under this
-------
paragraph of Section 7 to the extent that any such loss, claim, damage or liability results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, a Preliminary Prospectus if (i) such untrue statement or omission was completely corrected in the Prospectus prior to the written confirmation of the sale of the Securities giving rise to such liability, (ii) such Underwriter sold Securities to the person alleging such loss, claim, damage or liability without (to the extent required by applicable law) sending or giving the Prospectus at or prior to the written confirmation of the sale of the Securities giving rise to such liability, (iii) the Issuers had furnished copies of the Prospectus to such Underwriter prior to the written confirmation of the sale of the Securities giving rise to such liability and (iv) such Underwriter would not have been subject to such liability if it had delivered the Prospectus to such person at or prior to the written confirmation of such sale; provided, further, that J.P. Morgan
                                   --------  -------
Securities Inc. will not be indemnified with respect to its activities as QIU to the extent that any loss, claim, damage or liability arising from J.P. Morgan Securities Inc.'s activities as QIU is finally judicially determined by a court of competent jurisdiction not subject to further appeal to have resulted from the bad faith, gross negligence or willful misconduct of J.P. Morgan Securities Inc.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, its directors, its officers who sign the Registration Statement and each person who controls such Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly
                                            ------------------
notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of
 -------------------
the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc., and any such separate firm for the Issuers, their respective directors, their respective officers who sign the Registration Statement and such control persons of any of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering and sale of the Securities (before deducting expenses) received by the Issuers and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Issuers on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Each of the Issuers and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation
--------

(even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(F) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuers, their respective officers or directors or any other person controlling any of the Issuers and (iii) acceptance of and payment for any of the Securities.

8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of J.P. Morgan Securities Inc., on behalf of the Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange, the Chicago Board of Trade or the London Stock Exchange, (ii) trading of any securities of or guaranteed by any of the Issuers shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) a general moratorium on commercial banking activities in London shall have been declared by United Kingdom or other governmental authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and that, in the judgment of the Underwriters, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

9. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-ninth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that
      --------
any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of the principal amount of Securities that such Underwriter is obligated to purchase on such date hereunder without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-ninth of the aggregate principal amount of Securities to be purchased on such date, and arrangements reasonably satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate with respect to all of the Securities without liability on the part of any non-defaulting Underwriter or the Company. In any such case the Underwriters shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any of the Issuers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Issuers shall be unable to perform its respective obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Issuers agree, jointly and severally, to promptly reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (Facsimile:
(212) 648-5705), Attention: Syndicate Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005 (Facsimile: (212) 269-5420), Attention Daniel J. Zubkoff, Esq. Notices to the Company shall be given c/o the Company at 300 Willowbrook Office Park, Fairport, New York, 14450 (Facsimile:
(716) 218-2155), Attention Richard Sands, President, with a copy to McDermott Will & Emery, 227 West Monroe Street, Chicago, Illinois, 60606-5096 (Facsimile:
(312) 984-7700), Attention Bernard Kramer, Esq.

12. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and any controlling person referred to herein and their respective successors, heirs and legal representatives.
Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

          If the foregoing is in accordance with your understanding, please sign and return fourteen counterparts hereof.

                              Very truly yours,

                              CANANDAIGUA BRANDS, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Senior Vice President and
                                     Chief Financial Officer

                              BATAVIA WINE CELLARS, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Treasurer

                              BARTON INCORPORATED

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              BARTON BRANDS, LTD.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              BARTON BEERS, LTD.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              BARTON BRANDS OF CALIFORNIA, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              BARTON BRANDS OF GEORGIA, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              BARTON DISTILLERS IMPORT CORP.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              BARTON FINANCIAL CORPORATION

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              STEVENS POINT BEVERAGE CO.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              CANANDAIGUA LIMITED

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Finance Director

                              MONARCH IMPORT COMPANY

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              CANANDAIGUA WINE COMPANY, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Treasurer

                              THE VIKING DISTILLERY, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Vice President

                              CANANDAIGUA EUROPE LIMITED

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Treasurer

                              ROBERTS TRADING CORP.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: President and Treasurer

                              POLYPHENOLICS, INC.

                              By: /s/ Thomas S. Summer
                                 --------------------------------
                              Name: Thomas S. Summer
                              Title: Treasurer

Accepted:

J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
CIBC WORLD MARKETS CORP.
DEUTSCHE BANK SECURITIES INC.
HAMBRECHT & QUIST LLC
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
SCHRODER & CO. INC.

By:  J.P. MORGAN SECURITIES INC.

By: /s/ Bill Sacher
    -----------------------------------------
    Name:  Bill Sacher
    Title: Managing Director

                                                            SCHEDULE I

                                                            Principal Amount of Securities
Underwriters                                                        To Be Purchased

J.P. Morgan Securities Inc...............................           $120,000,000.00
Bear, Stearns & Co. Inc..................................             14,000,000.00
Credit Suisse First Boston Corporation...................             14,000,000.00
Salomon Smith Barney Inc.................................             14,000,000.00
CIBC World Markets Corp..................................              6,333,333.33
Deutsche Bank Securities Inc.............................              6,333,333.33
Hambrecht & Quist LLC....................................              6,333,333.33
Lehman Brothers Inc......................................              6,333,333.33
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated.....................................              6,333,333.33
Schroder & Co. Inc.......................................              6,333,333.33

                                                                    ---------------

     Total...............................................           $   200,000,000
                                                                    ===============

                                                                                                     SCHEDULE II
Underwriters:                                     J.P. Morgan Securities Inc.
                                                  Bear, Stearns & Co. Inc.
                                                  Credit Suisse First Boston
                                                  Corporation
                                                  Salomon Smith Barney Inc.
                                                  CIBC World Markets Corp.
                                                  Deutsche Bank Securities Inc.
                                                  Hambrecht & Quist LLC
                                                  Lehman Brothers Inc.
                                                  Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated
                                                  Schroder & Co. Inc.

Underwriting Agreement Dated:                     July 28, 1999

Registration Statement No.:                       333-67037

Title of Securities:                              8 5/8% Senior Notes due 2006 (the "Notes")

Aggregate Principal Amount:                       $200,000,000$

Price to Public:                                  100% per Note

Purchase Price:                                   98.25% per Note

Underwriting Discount:                            1.75% per Note

Indenture:                                        Indenture dated as of February 25, 1999
                                                  and the Second Supplemental Indenture dated as of
                                                  August 4, 1999, each between the Company and the Trustee.

Maturity:                                         August 1, 2006

Interest Rate:                                    8 5/8%

Interest Payment Dates:                           Interest on the Notes will accrue from the Closing Date
                                                  and be payable semi-annually on August 1 and
                                                  February 1 of each year, commencing February 1, 2000.

Optional Redemption Provisions:  The Notes are redeemable at any time at the option of the Company in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the securities being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (the Adjusted Treasury Rate plus 50 Basis Points (as defined in the Prospectus)).


Mandatory Redemption Provisions: None.

Sinking Fund Provisions:         None.

Defeasance Provisions:           Standard defeasance and covenant defeasance
                                 provisions.

Ratings:                         Standard & Poor's:  BB
                                 Moody's Investors Service:  Ba2

Lockup Provisions:               None.

Other Provisions:                None.

Closing Date:                    August 4, 1999.

Closing Location:                Cahill Gordon & Reindel
                                 80 Pine Street
                                 New York, NY  10005

                                                                         ANNEX I
                                                                         -------

                   Form of Opinion of McDermott, Will & Emery

          (i) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its respective obligations under the Notes, the Indenture and the Underwriting Agreement (the "Transaction Documents").

          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware for the execution, delivery or performance of the Transaction Documents by the Company or any Guarantor, as the case may be, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the securities by the Underwriters (as to which no opinion is required).

          (iii) The execution, delivery and performance of the Transaction Documents by the Company and the application of the net proceeds from the sale of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds" do not and will not (A) conflict with the charter and by-laws of the Company, (B) conflict with, constitute a breach of or a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of the Credit Agreement or any other indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties or (D) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of its properties.

          (iv) The Transaction Documents have been duly authorized by the Company. The Transaction Documents and the Guarantees have been duly executed and delivered by the Company and each of the Guarantors, as applicable. The sale and the issuance of the Notes, and the execution and delivery thereof, have been duly authorized by requisite corporate action of the Company. The Securities have been duly delivered to the Underwriters by the Company and the Guarantors.

          (v) The Indenture is a valid and binding agreement, enforceable against the Company and each Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). When the Notes and the Guarantees have been authenticated in accordance with the terms of the Indenture, the Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (vi) The Securities and the Indenture conform in all material respects to the descriptions thereof under the caption "Description of the Notes" in the Prospectus and "Description of Debt Securities" in the Basic Prospectus. The statements made in the Prospectus under the captions "Description of the Senior Credit Facilities," insofar as they describe certain provisions of the Credit Agreement, are accurate in all material respects.

          (vii) The Company's Current Report on 8-K filed on March 3, 1999 incorporated by reference into the Prospectus, at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, schedules, projections (and associated assumptions and cautionary statements) and other financial data included therein or incorporated by reference therein or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph).

          (viii) The Registration Statement was declared effective under the Securities Act as of November 19, 1998, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the dates specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

          (ix) As of its date and as of the Closing Date, the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date (except for the financial statements, the notes thereto and related schedules and other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel will not express any opinion as to the financial statements, schedules and other financial data included therein or incorporated by reference therein or excluded therefrom, or exhibits thereto or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the prospectus except to the extent set forth in paragraph (vi) of this opinion).

          (x) The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

          (xi) Neither the Company nor any Subsidiary is required to register under the Investment Company Act of 1940, as amended (the "1940 Act"), as an
                                                           --------
"investment company" as such term is defined in the 1940 Act.

          (xii) Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

          Such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Subsidiaries, and representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and need not make any independent check or verification thereof, except as set forth in paragraph (vi) of this form of opinion, based upon the foregoing, no facts came to such counsel's attention to lead such counsel to believe that the Registration Statement or the Prospectus (including the documents incorporated therein by reference (except to the extent statements contained in such documents have been modified or superseded by statements contained in the Prospectus)), as of its date and as of the closing date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not express an opinion or belief as to the financial statements, the notes thereto, schedules and other financial data included therein, or incorporated by reference into, or excluded from the Registration Statement or the Prospectus.

          In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

                                                            EXHIBIT I TO ANNEX I

1. Importer Agreement by and between Barton Beers, Ltd. and Extrade, S.A. de C.V. dated as of November 22, 1996.

2. The following documents related to the $2,370,000 Ontario County Industrial Development Agency 1980 Industrial Development Revenue Bond (Canandaigua Wine Company, Inc. Facility): (a) Agreement dated October 15, 1979 between the Agency, and the Company; (b) Second Amendatory Ground Lease, dated January 1, 1980, between the Company and the Agency; (c) Second Supplemental Mortgage and Indenture of Trust, dated as of January 1, 1980 between the Company and the Trustee; (d) Second Amendatory Lease Agreement, dated as of January 1, 1980, between the Agency and the Company; (e) First Supplemental Guaranty, dated as of January 1, 1980, executed by the Company; and (f) Subsidiaries Guarantee, dated January 2, 1980, executed by certain subsidiaries of the Company.

3. Indenture dated as of December 27, 1993 among the Company, its subsidiaries and Chemical Bank, as trustee, as amended by (i) the First Supplemental Indenture dated as of August 3, 1994 among the Company, Canandaigua West, Inc., and Chemical Bank, as trustee, (ii) the Second Supplemental Indenture dated as of August 25, 1995 among the Company, V Acquisition Corp. (a subsidiary of the Company now known as The Viking Distillery, Inc.), and Chemical Bank, as trustee, (iii) Third Supplemental Indenture dated as of December 19, 1997 among the Company, Canandaigua Europe Limited, Roberts Trading Corp. and The Chase Manhattan Bank, as trustee, (iv) the Fourth Supplemental Indenture dated as of October 2, 1998 among the Company, Polyphenolics, Inc., and The Chase Manhattan Bank, as trustee, and (v) the Fifth Supplemental Indenture dated as of December 11, 1998 among the Company, Canandaigua B.V., and The Chase Manhattan Bank, as trustee.

4. Indenture with respect to the 8 3/4% Series C Senior Subordinated Notes due 2003 dated as of October 29, 1996 among the Company, its Subsidiaries and Harris Trust and Savings Bank, as trustee, as amended by (i) the First Supplemental Indenture dated as of December 19, 1997 among the Company, Canandaigua Europe Limited, Roberts Trading Corp. and Harris Trust and Savings Bank, (ii) the Second Supplemental Indenture dated as of October 2, 1998 among the Company, Polyphenolics, Inc. and Harris Trust and Savings Bank, and (iii) the Third Supplemental Indenture dated as of December 11, 1998 among the Company, Canandaigua B.V. and Harris Trust and Savings Bank.

5. Indenture dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, as amended by Supplemental Indenture No. 1 dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee.

6.   Barton Incorporated Management Incentive Plan.

7.   Barton Brands, Ltd. Deferred Compensation Plan.

8.   Marvin Sands Split Dollar Insurance Agreement.

9. Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan, as amended by Amendment Number One to the Long-Term Stock Incentive Plan of the Company.

10. Incentive Stock Option Plan of the Company, as amended by Amendment Number One to the Incentive Stock Option Plan of the Company.

11. Annual Management Incentive Plan of the Company, as amended by Amendment Number One to the Annual Management Incentive Plan of the Company.

12. Asset Purchase Agreement dated February 21, 1999 by and among the Company and Diageo Inc., UDV Canada Inc., and United Distillers Canada Inc.

13. Stock Purchase Agreement by and between Canandaigua Wine Company, Inc. and Moet Hennessy, Inc., dated as of April 1, 1999.

14. Stock Purchase Agreement between Franciscan Vineyards, the Selling Shareholders and Selling Stockholders named therein, and Canandaigua Brands, Inc., dated April 21, 1999; Vineyard Purchase Agreement between Canandiagua Brands, Inc. and Eckes Properties, Inc., dated as of April 21, 1999; Vineyard Purchase Agreement between Canandaigua Brands, Inc. and Stonewall Canyon Vineyards, LLC, dated as of April 21, 1999; Grape Purchase Agreement, between Franciscan Vineyards, Inc. Huneeus-Chantre Properties, LLC and Canandaigua Brands, Inc., dated as of June 4, 1999, Guaranty, by Canandaigua Brands, Inc. in favor of Huneeus-Chantre Properites LLC, dated as of June 4, 1999; Grape Purchase Agreement, between Franciscan Vineyards, Inc. H/Q Vineyards LLC and Canandaigua Brands, Inc.; Guaranty, by Canandaigua Brands, Inc. in favor of H/Q. Vineyards LLC, dated as of June 4, 1999; Wine Processing Agreement, between Franciscan Vineyards, Inc., H/Q Wines LLC and Canandaigua Brands, Inc., dated as of June 4, 1999; Guaranty, by Canandaigua Brands, Inc. in favor of H/Q Wines LLC, dated as of June 4, 1999; ACSA Stock Agreement, among Alto de Casablanca S.A., Franciscan Vineyards, Inc. and Asesoria e Inversiones Leo S.A., dated as of June 1, 1999; EVSA Stock Agreement, among Empresas Vitivinicolas S.A., Franciscan Vineyards, Inc. and Asesoria e Inversio-nes Leo S.A., dated as of June 1, 1999; ACSA Distribution Agreement, by and between Franciscan Vineyards, Inc., Alto de Casablanca S.A., H/Q Wines LLC, International Brand Management, Ltd. and Canandaigua Brands, Inc., dated as of June 4, 1999.

15. First Amended and Restated Credit Agreement dated as of November 1, 1998 between the Company, the Guarantors named therein and the Agents and Lenders named therein, as amended by the Second Amended and Restated Credit Agreement dated as of May 12, 1999, among the Company, the Guarantors named therein and the Agents and Lenders named therein.

                                                                        ANNEX II
                                                                        --------

                      Form of Opinion of Nixon Peabody LLP

          (i) Each of the Subsidiaries of the Company listed on Exhibit I attached hereto (the "Guarantors") is a corporation duly incorporated, in each
                      ----------
case, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Company and each of the Guarantors is duly qualified and in good standing as a foreign corporation in each jurisdiction listed for it on Exhibit I attached hereto. The Company and each Guarantor has all requisite corporate power to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Prospectus. All of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued and is fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders arising under the corporate law of the state of incorporation of such Guarantor, the charter or bylaws of such Guarantor, or, to the best knowledge of such counsel, any agreement to which such Guarantor is party, and, to the best knowledge of such counsel, is owned by the Company, free and clear of any lien, adverse claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever except for the liens under the Credit Agreement.

          (ii) The Guarantors have the corporate power and authority to execute, deliver and perform all of their respective obligations under the Underwriting Agreement, the Indenture and the Guarantees. The execution, delivery and performance of the Underwriting Agreement, Indenture, Notes and Guarantees by the Company or any Guarantor, does not and will not (A) conflict with the charter or bylaws of any Guarantor, (B) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the State of New York applicable to the Guarantors or any of their respective properties, or (C) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to any of the Guarantors or any of their respective properties.

          (iii) The Underwriting Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered by each Guarantor. The sale and issuance of the Guarantees and the execution and delivery thereof have been duly authorized by requisite corporate action of the Guarantors.

          (iv) To the best knowledge of such counsel after due inquiry, except as described or referred to in the Registration Statement and Prospectus: there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Guarantors is a party, or to which the property of the Company or any of the Guarantors is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Guarantors, will individually or in the aggregate result in any material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Guarantors taken as a whole or will materially adversely affect the consummation of the transactions contemplated by the Prospectus; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties, that are not described in the Registration Statement and Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, will not result in a material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Guarantors taken as a whole.

          (v) Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Prospectus, other than the Company's Current Report on Form 8-K filed on March 3, 1999, as to which we express no opinion (collectively, the "Documents"), at the time it was filed with the
                            ---------
Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, schedules, and other financial data included therein or incorporated by reference therein, or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel's knowledge without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

                                                           EXHIBIT I TO ANNEX II
                                                           ---------------------

                                   Guarantors
                                   ----------



Guarantor                                          State of Incorporation
---------                                          ----------------------

Barton Incorporated                                Delaware

Barton Brands, Ltd.                                Delaware

Batavia Wine Cellars, Inc.                         New York

Canandaigua Wine Company, Inc.                     New York

                                                          EXHIBIT II TO ANNEX II
                                                          ----------------------

Company                                            Foreign Qualifications
-------                                            ----------------------

Canandaigua Brands, Inc.                           New York
                                                   California
                                                   Florida
                                                   Georgia
                                                   Michigan
                                                   Oklahoma
                                                   New Hampshire
                                                   North Carolina
                                                   New Jersey

Barton Incorporated                                None

Barton Brands, Ltd.                                California
                                                   Kentucky
                                                   Illinois
                                                   Florida
                                                   Maine
                                                   Oklahoma
                                                   New Hampshire
                                                   North Carolina
                                                   New Jersey
                                                   West Virginia

Batavia Wine Cellars, Inc.                         New Jersey

Canandaigua Wine Company, Inc.                     California
                                                   Washington
                                                   Oregon

                                                                       ANNEX III
                                                                       ---------

              Form of Opinion of Clifford Chance and Piper Marbury

     (i)  [          ] (the "Company") has been duly organized and is validly
                             -------
existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation.

     (ii) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Guarantee. The Indenture, the Underwriting Agreement and the Guarantee have been duly authorized for execution and delivery by the Company. The sale and issuance by the Company of its Guarantee and the execution and delivery thereof has been duly authorized by requisite corporation action of the Company.

     (iii) The execution, delivery, and performance by the Company of the Underwriting Agreement, the Indenture and the Guarantee does not and will not
(A) conflict with the charter or By-Laws of the Company, (B) contravene and statute, rule or regulation under the laws of its jurisdiction of incorporation applicable to the Company and its properties, or (c) to counsel's knowledge, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company and its properties (except that no opinion need be expressed with respect to the securities or Blue Sky laws of its jurisdiction of incorporation)./1/





-----------------------
/1/ For purposes of the Clifford Chance opinion only, paragraph (iii)(c) of this form of opinion may be substituted for by an officer's certificate.